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                                                                       Exhibit 5

                              [FORD LETTERHEAD]



                                                               November 14, 1995


Ford Motor Company
The American Road
Dearborn, Michigan  48121

Dear Sirs:

         This will refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Ford Motor Company (the "Company") on or about the date hereof with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale by the Company of its debt securities (the "Debt Securities").

         As an Assistant General Counsel and the Secretary of the Company, I am familiar with the Certificate of Incorporation and the By-Laws and with the affairs of the Company. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

         Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

         2. When (a) the registration requirements of the Securities Act and such state Blue Sky or securities laws as may be applicable have been complied with, (b) the indenture between the Company and the Trustee pursuant to which the Debt Securities are to be issued (the "Indenture") has been qualified under the United States Trust Indenture Act of 1939, as amended, (c) the form or forms of the Debt Securities and the final terms thereof have been duly approved or established in accordance with the terms of the Indenture, and (d) the Debt Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor, the Debt Securities will thereupon be legally issued and binding obligations of the Company.

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         I hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                                       Very truly yours,

                                                       /s/J. M. Rintamaki

                                                       J. M. Rintamaki
                                                       Assistant General Counsel
                                                         and Secretary